EXHIBIT 99

                INDEPENDENT AUDITORS' REPORT OF PRIMARY BANK


Independent Auditors' Report


The Board of Directors
Primary Bank:

We have audited the accompanying balance sheets of Primary Bank as of December 31, 1996, and the related statements of operations, changes in stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1996. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Primary Bank at December 31, 1996, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 1996, in conformity with generally accepted accounting principles.



                                            /s/ KPMG Peat Marwick LLP


Boston, Massachusetts
January 23, 1997